UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Union Bankshares Corporation
Richmond, Virginia
March 21, 2017

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, May 2, 2017 at 10:00 a.m. at The Westin Richmond which is located at 6631 West Broad Street, Richmond, Virginia. Directions to the meeting site may be found on the final page of the attached proxy statement.

Shareholders will be asked:

1.	to elect six Class III directors to serve until the 2020 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;
2.	to elect one Class II director to serve until the 2019 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
4.	to approve, on an advisory (non-binding) basis, the Company’s executive compensation;
5.	to vote, on an advisory (non-binding) basis, on the frequency of future advisory votes on the Company’s executive compensation; and
6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

You will find information regarding these matters in the proxy statement.

You may vote your shares by Internet, telephone or regular mail, or in person at the Annual Meeting. On or about March 21, 2017, we mailed our shareholders a notice containing instructions on how to obtain the proxy statement and the 2016 Annual Report to Shareholders on the Internet and how to vote their shares over the Internet. You may read, print and download the proxy statement and 2016 Annual Report to Shareholders at http://www.edocumentview.com/UBSH. You may request paper copies of these materials as well by following the instructions on the notice. If you receive a proxy card, it also contains instructions regarding how to vote by Internet, telephone, regular mail or in person at the Annual Meeting.

At the Annual Meeting, we will report to you about the condition and performance of Union Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. We hope you will join us at the reception following the meeting.

Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty.

Very truly yours,

John C. Asbury
President and Chief Executive Officer

Union Bankshares Corporation

1051 East Cary Street, Suite 1200
Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 2, 2017 at 10:00 a.m. at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia, for the following purposes:

1.	to elect six Class III directors to serve until the 2020 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;
2.	to elect one Class II director to serve until the 2019 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
4.	to approve, on an advisory (non-binding) basis, the Company’s executive compensation;
5.	to vote, on an advisory (non-binding) basis, on the frequency of future advisory votes on the Company’s executive compensation; and
6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Information about these matters may be found in the attached proxy statement.

All shareholders of record of the Company’s common stock at the close of business on March 8, 2017 are entitled to notice of and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.

YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES:

•	BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD; OR
•	BY VOTING BY TELEPHONE OR OVER THE INTERNET. TO VOTE BY TELEPHONE OR INTERNET, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held by a broker, bank or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by your bank, broker or other shareholder of record, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.

By Order of the Board of Directors,

Rachael R. Lape
General Counsel/Corporate Secretary
March 21, 2017

UNION BANKSHARES CORPORATION
PROXY STATEMENT

i

Union Bankshares Corporation

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2017

GENERAL

The Board of Directors of Union Bankshares Corporation (the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2017 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 2, 2017 at the time and place set forth in the accompanying notice of annual meeting of shareholders. The proxies also may be voted at any adjournments or postponements of such meeting.

The mailing address of the Company’s principal executive offices is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

This proxy statement is being furnished to shareholders beginning on March 21, 2017. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this proxy statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the proxy statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 2, 2017 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote shares. The Notice of Internet Availability was first mailed to shareholders on March 21, 2017. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the Internet, by telephone or mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Shareholders to be held on May 2, 2017

    A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, including the notice of annual meeting, proxy statement, proxy card, and the 2016 Annual Report & Form 10-K (the “2016 Annual Report to Shareholders”), may be viewed at: http://www.edocumentview.com/UBSH.

Voting and Revocation of Proxies

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting in person, by submitting a new proxy bearing a later date, or by submitting written notice of revocation to the Corporate Secretary addressed to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you hold your shares through a bank, broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a bank, broker or other shareholder of record and you plan to vote in person at the Annual Meeting, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares. If your shares are held through a bank, broker or other shareholder of record and you wish to revoke your proxy or change your vote, you should contact that organization.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on March 8, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 8, 2017, there were 43,693,380 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder of record has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the six nominees for Class III director, and the one nominee for Class II director, who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and “broker non-votes” will have no effect.

With regard to the advisory vote on the frequency of future advisory votes on the Company’s executive compensation, votes may be cast for a frequency of 1, 2 or 3 years, or shareholders may abstain from voting. For this proposal, the option that receives the highest number of votes in favor will be the frequency that is selected by the shareholders. For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the non-binding advisory vote to approve executive compensation and the ratification of the Company’s independent registered public accountant) requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.

Routine and Non-Routine Proposals

If you own shares that are held in street name, meaning through a broker, bank, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 3. The election of six Class III directors (Proposal No. 1), the election of one Class II director (Proposal No. 2), the non-binding advisory vote to approve the Company’s executive compensation (Proposal No. 4) and the non-binding advisory vote regarding the frequency of future advisory votes on the Company’s executive compensation (Proposal 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore broker non-votes may occur in connection with Proposals No. 1, 2, 4 and 5.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Company’s Board of Directors (the “Board of Directors” or “Board”) by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company engaged Regan & Associates, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting for a fee of approximately $12,000 plus expenses.

PROPOSAL 1 — ELECTION OF SIX CLASS III DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III).

The terms of office for six Class III directors of the Company, all currently serving as directors, will expire at the Annual Meeting. All such directors have been nominated for election to continue serving as directors in Class III. If elected, the nominees will serve until the 2020 annual meeting of shareholders or his or her mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier. In accordance with the Company’s Bylaws, if elected, Mr. Smoot, a Class III director, will serve a two-year term expiring at the 2019 annual meeting of shareholders.

The persons named in the accompanying proxy will vote for the election of all of the nominees for Class III director unless authority for a particular nominee is withheld. If for any reason any nominee for Class III director should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The six nominees for Class III directors receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting will be elected.

Members of the Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence, and background.

The Board of Directors believes that each nominee’s qualifications, credentials and business experience, set forth below, provide the reasons why he or she should continue to serve as a director of the Company.

Class III Nominees for Directors (Nominated to serve until the 2020 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier):

G. William Beale, 67, Woodford, Virginia; Chief Executive Officer (sometimes referred to as “CEO”) of the Company from February 2010 until January 2017 and President of the Company from October 2013 to October 2016; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; President of Union Bank & Trust (“Union Bank & Trust” or the “Bank”), the Company’s wholly owned bank subsidiary, from January 2016 to October 2016; Chief Executive Officer of Union Bank & Trust from February 2010 to October 2016; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004; Chair of the Virginia Bankers Association from 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership from 2008 to 2011; Member of the Board of Directors of the American Bankers Association since October 2010; President of The Cincinnati in the State of Virginia; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University. Mr. Beale joined the Board of Directors of the Company at its inception in 1993.

Gregory L. Fisher, 67, Madison, Virginia; President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; former member of the Board of Directors of StellarOne Bank; received a certification in business from the Jefferson Professional Institute. Mr. Fisher joined the Company’s Board of Directors in 2014.

Patrick J. McCann, 60, Charlottesville, Virginia; Chief Financial Officer of University of Virginia Foundation since 2009; private investor; Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 of Barnett Banks, Inc.; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University. Mr. McCann joined the Company’s Board of Directors in 2004.

Alan W. Myers, 66, Culpeper, Virginia; retired; former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former member of the Board of Directors of StellarOne Bank; former Chairman of the Board of Directors of a legacy

StellarOne bank; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.A. degree in political science from Virginia Polytechnic Institute and State University (“Virginia Tech”). Mr. Myers joined the Company’s Board of Directors in 2014.

Linda V. Schreiner, 57, Richmond, Virginia; Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and ventures businesses since 2016; Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016; member of the Darden School of Business Corporate Advisory Board at the University of Virginia since 2014; Member of the Board of Directors of Virginia War Memorial Foundation; Past President of ChildSavers Board of Directors from 2014 to 2016 and member of that Board since 2008; member of the Executive Committee of Venture Richmond from 2006 to 2014; Vice Chairman of the Board of Directors for the Virginia Commonwealth University (“VCU”) Rice Center until 2012 and member of that Board from 2008 to 2016; Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1997 to 1999; Vice President of Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont. Ms. Schreiner joined the Company’s Board of Directors in 2012.

Raymond D. Smoot, Jr., 70, Blacksburg, Virginia; Chairman of the Board of Directors of the Company since January 2014; Retired Chief Executive Officer of the Virginia Tech Foundation, Inc.; member of the Board of Directors and Chairman of the Audit Committee of RGC Resources, Inc., a publicly traded diversified energy company; member of the Executive Committee and Chairman of the Finance Committee of Carilion Clinic, a comprehensive health care organization in western Virginia; member of the Investment Advisory Committee of Harbert Venture Partners; director of the Virginia Tech Corporate Research Center; former Chairman of the Board of Directors of StellarOne Corporation and StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; received his B.A. and M.S. degrees from Virginia Tech and a Ph.D. from The Ohio State University. Dr. Smoot joined the Company’s Board of Directors in 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTIONS OF THE NOMINEES FOR CLASS III DIRECTOR SET FORTH ABOVE.

PROPOSAL 2 — ELECTION OF ONE CLASS II DIRECTOR

On October 1, 2016, John C. Asbury, the Company’s CEO, was appointed to the Company’s Board of Directors, to serve until the Annual Meeting. Mr. Asbury has been President of the Company since October 1, 2016 and succeeded Mr. Beale as CEO of the Company on January 2, 2017. Mr. Asbury’s term will expire at the Annual Meeting. If elected, Mr. Asbury will serve until the 2019 annual meeting of shareholders, commensurate with the terms of all Class II directors. No other Class II director’s term expires at the Annual Meeting.

The Board of Directors believes that Mr. Asbury’s qualifications, credentials and business experience, set forth below, provide the reasons why he should continue to serve as a director of the Company.

The persons named in the accompanying proxy will vote for the election of Mr. Asbury unless authority for the nominee is withheld. If for any reason Mr. Asbury should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The one nominee for Class II director receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, will be elected.

Class II Nominee for Director (Nominated to serve until the 2019 annual meeting of shareholders):

John C. Asbury, 51, Richmond, Virginia; Chief Executive Officer of the Company since January 2017 and President since October 2016; President and Chief Executive Officer of Union Bank & Trust, the Company’s wholly owned bank subsidiary, since October 2016; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014; Senior Vice President at Bank of America in a variety of roles; received his B.S. degree in Business from Virginia Tech and his M.B.A. from The College of William and Mary.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF THE NOMINEE FOR CLASS II DIRECTOR SET FORTH ABOVE.

Information About Directors Whose Terms Do Not Expire This Year

Class II Directors

Class II directors are elected to serve until the 2019 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.

L. Bradford Armstrong, 69, Richmond, Virginia; President of Armstrong Partners; Adjunct Faculty at VCU Brandcenter; Visiting Executive Lecturer — The Darden School; former Partner and Group Account Director of The Martin Agency, an international advertising agency and marketing services company, from 2007 to 2015 and from 1994 to 2001; Chairman of the Board of Smart Beginnings Greater Richmond; Board of Directors of the Menokin Foundation; President and Chief Executive Officer of Virginia Performing Arts Foundation, from 2001 to 2006; extensive experience in sales and marketing for more than 35 years; received his B.S. degree in engineering from the University of Virginia and his M.B.A. from its Darden Graduate School of Business. Mr. Armstrong joined the Company’s Board of Directors in 2010.

Glen C. Combs, 70, Roanoke, Virginia; retired; former Vice President of Acosta, Inc., a sales, marketing, and service company for grocery retailers; former President of M&M Brokerage, a food brokerage company that was acquired by Acosta Sales; serves on the boards of several non-profit organizations in the Roanoke, Virginia region; Chairman of the Compensation Committee of Friendship Manor, the largest nursing home in Virginia; serves on the Corporate Governance and Nominating Committee for Petroleum Marketers, a large distributor of petroleum products in Virginia; former member of the Board of Directors of StellarOne Bank; received his degree in business administration from Virginia Tech. Mr. Combs joined the Company’s Board of Directors in 2014.

Daniel I. Hansen, 60, Fredericksburg, Virginia; former Corporate Vice President and Corporate Secretary of DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency, for 37 years, until the sale of the business in November 2015; Chairman of the Board of Directors of Union Bank and Trust Company from 2003 to 2007; first elected to the Board of Directors of Union Bank and Trust Company in 1987; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; member of the Board of the Community Foundation of the Rappahannock River Region; received his B.S. degree from Virginia Tech. Mr. Hansen joined the Company’s Board of Directors in 2007.

Jan S. Hoover, 60, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 30 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under SEC regulations; former member of the Board of Directors of StellarOne Bank; received her B.S. degree from the University of Virginia. Ms. Hoover joined the Company’s Board of Directors in 2014.

W. Tayloe Murphy, Jr., 84, Warsaw, Virginia; Attorney; Secretary of Natural Resources of the Commonwealth of Virginia from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Board of Directors of Northern Neck State Bank in 1966; serves on the Board of Trustees of The Menokin Foundation (Immediate Past President) and the VCU Rice Rivers Center; Honorary Director of the Board of the Alliance for The Chesapeake Bay; former trustee of the Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia. Mr. Murphy joined the Company’s Board of Directors at its inception in 1993.

Class I Directors

Class I directors are elected to serve until the 2018 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.

Beverley E. Dalton, 68, Altavista, Virginia; Owner of W.C. English, Inc., a diversified heavy construction services provider in the Mid-Atlantic region; member of the Town Council of Altavista, Virginia; member of the Board of Trustees of Lynchburg College; member of the Board of the Virginia Baptist Foundation; member of the Board of Visitors of Virginia Tech from 2004 to 2012; former member of the Board of Directors of StellarOne Bank; received her B.A. degree in education from the University of Richmond. Ms. Dalton joined the Company’s Board of Directors in 2014.

Thomas P. Rohman, 62, Midlothian, Virginia; Partner at McGuireWoods, LLP, a global law firm with more than 900 lawyers and 19 offices worldwide; serves on its Board of Partners; Adjunct Professor at the T. C. Williams School of Law at the University of Richmond; former Chairman of the Board of Directors of Feed More, Inc. (Central Virginia Food Bank, Meals on Wheels, and the Community Kitchen); received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. (Taxation) from the New York University School of Law. Mr. Rohman joined the Company’s Board of Directors in 2013.

Raymond L. Slaughter, 71, Woodford, Virginia; Associate Professor of Accounting at the University of Richmond since 1977; attorney and certified public accountant; member and former Chairman of the Board of Directors of Employment Resources, Inc.; member of the Board of Trustees for Mary Washington Healthcare from 2005 to 2014; member of the Board of Directors of Union Bank & Trust, the Company’s wholly owned bank subsidiary, from 2004 to 2012; member of the Virginia Board of Accountancy from 1983 to 1988; qualifies as an audit committee financial expert under SEC regulations; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; received undergraduate degrees from Kentucky State University and his law degree from Howard University School of Law; received his M.B.A. from University of Pennsylvania’s Wharton School of Finance and Commerce. Mr. Slaughter joined the Company’s Board of Directors in 2012.

Charles W. Steger, 69, Blacksburg, Virginia; president emeritus of Virginia Tech; President of Virginia Tech from 2000 to 2014; member of the Board of Directors of the National Institute of Building Sciences and Chairman of its foundation; Chairman of the Virginia Tech MARG-Swarnabhoomi, India Trust in Chennai, India; member of the Board of Trustees of Randolph-Macon College; member of the Board of Directors of the Virginia Business Higher Education Council; member of the Virginia Western Community College Educational Foundation, Inc.; former member of the Board of Directors of StellarOne Bank; Dr. Steger joined the Company’s Board of Directors in 2014.

Ronald L. Tillett, 61, Midlothian, Virginia; Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc. since 2001; State Treasurer of the Commonwealth of Virginia from 1991 to 1996; Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001; Member of the Christopher Newport University Foundation since 2016; Chairman of the Board of Directors of Bon Secours Virginia Health Source since 2008; Member, SIFMA Municipal Executive Sterring; Member of the Commonwealth Debt Capacity Advisory Committee since 2010; holds Series 7, 53, 63,, 50, 79 securities licenses; received his B.S. degree from VCU. Mr. Tillett joined the Company’s Board of Directors in 2003.

Keith L. Wampler, 59, Fredericksburg, Virginia; Partner at PBMares, LLP, a regional certified public accounting firm with nine offices in Virginia and Maryland; Chairman of the firm’s Board of Directors and Service Line Leader for the firm’s consulting practices; founding member of the Community Foundation of the Rappahannock River Region; former member of the Board of Directors of StellarOne Bank; received his B.S. degree from Bridgewater College. Mr. Wampler joined the Company’s Board of Directors in 2014.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017. The Audit Committee seeks shareholder ratification of this appointment. EY has served as the Company’s independent registered public accounting firm since 2015.

A representative from EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm.

Should the shareholders not ratify the selection of EY, it is contemplated that the appointment of EY will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), pursuant to applicable rules, the SEC requires a separate and advisory (non-binding) shareholder vote to approve the compensation of the named executive officers disclosed in the proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2011 annual meeting of shareholders, the shareholders voted in favor of having an advisory (non-binding) vote on the Company’s executive compensation every year, as recommended by the Company’s Board of Directors. Accordingly, shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation, and the related material. Shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

This vote is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions. The next “say on pay” vote is expected to take place at the 2018 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE “SAY ON PAY” RESOLUTION SET FORTH ABOVE.

PROPOSAL 5 — ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The SEC has promulgated rules regarding how often “say on pay” votes (such as the vote in Proposal 4 above) should be held to approve, on an advisory basis, the compensation of named executive officers disclosed in the proxy statement. Under these rules, shareholders may indicate whether they would prefer to hold the “say on pay” votes every year, every two years, or every three years (commonly known as a “say on pay frequency” proposal).

At the Company’s 2011 annual meeting of shareholders, consistent with the Board of Director’s recommendation, the shareholders, in a non-binding advisory vote, voted in favor of holding an advisory vote on the Company’s executive compensation every year.

The Board of Directors recommends that the shareholders approve a frequency of “1 year” for future advisory votes on the Company’s compensation of the named executive officers disclosed in the proxy statement. The Board of Directors believes a frequency of every year provides the highest level of accountability and communication by allowing shareholders to consider the most recent executive compensation information presented in the proxy statement for the annual meeting.

This vote is an advisory (non-binding) vote only. Shareholders may vote for a frequency of 1 year, 2 years or 3 years or may abstain from voting on this proposal. The option of 1 year, 2 years or 3 years receiving the greatest number of votes cast, in person or by proxy, will be the frequency that shareholders have selected, on an advisory basis, for “say on pay” votes.

Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors values the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of this vote when determining the frequency of future “say on pay” votes. However, the Board of Directors may decide that it is in the best interest of shareholders and the Company to hold the “say on pay” vote more or less frequently than the option selected by shareholders. We anticipate that the next vote on a “say on pay frequency” proposal will occur at the 2023 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF
“1 YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines and other corporate governance materials are published on the Company’s website under “Governance Documents” at http://investors.bankatunion.com. The Corporate Governance Guidelines address, among other topics, director selection, director qualifications and responsibilities, director compensation, the mix of management directors and independent directors, director continuing education, self-assessments by the Board of Directors of its performance, director investment in the Company’s common stock, Board committees, succession planning and risk oversight. The Board of Directors regularly reviews corporate governance developments and may modify these guidelines as warranted. Any modifications will be reflected in the Corporate Governance Guidelines on the Company’s website.

Codes of Ethics

The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) promotes honest and ethical conduct within the Company and applies to the Company’s directors, officers, and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws, rules and regulations, and conduct business in an honest and ethical manner. In addition, the Code of Ethics requires individuals to report immediately any violation or suspected violation of the Code of Ethics and provides a confidential, retaliation-free reporting mechanism.

The Company also maintains a Code of Ethics for Senior Financial Officers and Directors (the “SFO Code”) that applies to the Company’s directors, chief executive officer, chief financial officer, director of financial reporting, director of financial accounting, controller, assistant controller, financial reporting manager, financial reporting analyst, chief audit executive and treasurer. The SFO Code supplements the Code of Ethics and is intended to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by individuals with financial responsibilities in the Company.

The Company makes the most current versions of the Code of Ethics and the SFO Code available to all employees and requires all employees to adhere to them.

The Code of Ethics and the SFO Code are available on the Company’s website under “Governance Documents” at http://investors.bankatunion.com.

Board of Directors Meetings and Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board of Directors, committee, and shareholder meetings.

There were eight regular meetings of the Board of Directors in 2016. Each director attended 75% or more of the aggregate number of meetings of (i) the Board of Directors held during the period for which he or she was a director in 2016; and (ii) the committees of the Board of Directors of which he or she was a member in 2016. Fees were paid to the non-employee directors in accordance with the Company’s director compensation schedule. Please see the section of this proxy statement titled “Director Compensation” for additional information regarding compensation of directors.

The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting. All directors who were serving at the time of the 2016 annual meeting of shareholders attended that meeting.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors conducts a review of director independence annually with the assistance of the Nominating and Corporate Governance Committee. Each director, other than Mr. Beale and Mr. Asbury, has been deemed by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making the determination of independence, the Board of

Directors has concluded that none of these “independent directors” has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

The Board considers its structure and leadership annually. Although the Board does not have a policy on the matter, to date, the Company has chosen not to combine the positions of CEO and Chairman of the Board. The Chairman of the Board of Directors is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. The Company believes that its leadership structure is appropriate because it fosters a certain degree of control and balanced oversight of the management of the Board’s functions and decision making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.

The CEO makes frequent reports to the Board of Directors, often at the suggestion of the Chairman or other directors, and answers questions posed by directors. He also discusses with the Board of Directors the reasons for certain recommendations of the Company’s executive management group.

All of the members of the Board of Directors of the Company also serve as members of the Board of Directors of Union Bank & Trust, the Company’s wholly owned bank subsidiary.

Role of the Board in the Oversight of Risk

The Company’s Board of Directors recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks.

The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of these risks and for overseeing the Company’s enterprise risk management framework. Although risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. The Risk Committee also meets with the Chief Risk Officer and other management of the Company to discuss major risk exposures. Minutes and reports of Risk Committee meetings are reviewed by the Board. The Chief Risk Officer implements the risk management framework. The Chief Risk Officer is an executive officer reporting to the CEO.

In addition to the efforts of the Risk Committee, other committees of the Board of Directors consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. The Compensation Committee oversees the risks relating to compensation plans and programs.

The Company believes that its risk oversight structure provides a critical link to providing an effective risk management program. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

Board Committees

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Brief summaries of these standing committees follow.

Executive Committee.  The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board of Directors, except for certain matters reserved to the Board of Directors by law. In 2016, Mr. Beale, who was then the CEO, served as Chairman of the Executive Committee because of his day-to-day management responsibilities. Beginning in January 2017, the Chairman of the Board of Directors serves as the Chairman of the Executive Committee. As Chairman of the Executive Committee, the

Board Chairman confers with Mr. Asbury, the Company’s CEO, to identify issues that require either the involvement of the Executive Committee or the full Board of Directors during interim periods between regularly scheduled Board of Directors meetings. Other than Mr. Asbury and Mr. Beale, the current members of the Executive Committee are, and the members who served on the Executive Committee during 2016 were, “independent directors” as defined by applicable NASDAQ rules. There were two meetings of the Executive Committee in 2016; fees were paid to the non-employee directors who attended these meetings in accordance with the Company’s director compensation fee schedule. The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Audit Committee.  The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, and (4) the compliance by the Company with certain legal and regulatory requirements. The current members of the Audit Committee are, and the members who served on the Audit Committee during 2016 were, “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. McCann, Ms. Hoover and Mr. Slaughter each qualify as an audit committee financial expert as defined by SEC regulations. All Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met nine times in 2016; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Compensation Committee.  The Compensation Committee reviews and recommends the compensation to be paid to the CEO and the other executive officers of the Company, including the Company’s named executive officers disclosed in the proxy statement. In addition, the Compensation Committee establishes the Company’s overall executive compensation policy and oversees compliance with compensation-related legal and and regulatory requirements applicable to the Company. The Compensation Committee also reviews, recommends to the Board, and administers the Company’s incentive and other compensation plans, including, as the Compensation Committee deems appropriate, identifying whether the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risk. The current members of the Compensation Committee are, and the members who served on the Compensation Committee during 2016 were, “independent directors” as defined by applicable NASDAQ rules. The Compensation Committee met eight times in 2016; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Nominating and Corporate Governance Committee.  The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend individuals as nominees for election or re-election to the Board of Directors of the Company and its committees. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background, conducting interviews as it deems appropriate. The Nominating and Corporate Governance Committee also monitors the composition of the Board of Directors to ensure that it has the appropriate experience, skill sets and diversity; develops and recommends to the Board of Directors a process for the periodic evaluation of the Board of Directors and its committees and oversees the conduct of any such evaluations; assists the Board of Directors in assessing director independence; and provides guidance to the Board of Directors on a broad range of corporate governance issues. The current members of the Nominating and Corporate Governance Committee are, and the members who served on the Nominating and Corporate Governance Committee during 2016 were, “independent directors” as defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met eight times in 2016; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Nominating and

Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The Nominating and Corporate Governance Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Risk Committee.  The Risk Committee assists the Board of Directors in the Board’s oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks. The Risk Committee also oversees the Company’s enterprise risk management framework. The current members of the Risk Committee are, and the members who served on the Risk Committee during 2016 were, “independent directors” as defined by applicable NASDAQ rules. The Risk Committee met eight times in 2016; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

The chart below identifies the current membership of the committees of the Board of Directors.

BOARD COMMITTEE MEMBERSHIP1

Committee Member	Audit	Compensation	Executive	Nominating and Corporate Governance	Risk
L. Bradford Armstrong					✓
John C. Asbury			✓
G. William Beale
Glen C. Combs		✓
Beverley E. Dalton					✓
Gregory L. Fisher				✓
Daniel I. Hansen	✓
Jan S. Hoover	✓ˆ				✓
Patrick J. McCann	✓(C)ˆ		✓
W. Tayloe Murphy, Jr.			✓	✓(C)
Alan W. Myers				✓
Thomas P. Rohman				✓
Linda V. Schreiner		✓
Raymond L. Slaughter	✓ˆ				✓
Raymond D. Smoot, Jr.			✓(C)
Charles W. Steger		✓
Ronald L. Tillett		✓(C)	✓
Keith L. Wampler			✓		✓(C)

(1)	Committee appointments were effective May 2016, except for Mr. Asbury, whose appointment was effective October 1, 2016. For committee assignments applicable during the period from January 2016 to April 2016, please refer to the Company’s 2016 Proxy Statement filed with the SEC on March 23, 2016 and available on the Company’s investor relations website at http://investors.bankatunion.com.
(C)	Committee Chair
ˆ	audit committee financial expert

Consideration of Board Diversity

The Nominating and Corporate Governance Committee considers diversity in assessing the composition of the Board of Directors. The Nominating and Corporate Governance Committee’s charter includes the following language:

The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.

When considering any potential nominee to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers several factors, such as the nominee’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual resides or works.

Further, as stated in the Company’s Corporate Governance Guidelines:

Members of the Board...are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.

Shareholder Nominations

Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 21, 2017 to be considered by the Nominating and Corporate Governance Committee for the 2018 annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee received no director candidates from any shareholder relating to the Annual Meeting.

In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s Bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered personally to, or mailed to and received at, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, on or before February 19, 2018 for the next annual election of directors.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and addressing such communication to the Corporate Secretary at Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond,

Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the Board of Directors), or to the individual director.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Dr. Smoot currently serves as a director of RGC Resources, Inc., a publicly traded diversified energy company.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors under the applicable NASDAQ and SEC rules and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2016 and up to the present time, there were transactions by certain members of the Compensation Committee, or their associates, and Union Bank & Trust, the Company’s wholly owned bank subsidiary, all consisting of extensions of credit by the Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectability or presents other unfavorable features.

DIRECTOR COMPENSATION

The Board of Directors determines the compensation of the non-employee members of the Board of Directors, based on recommendations from the Compensation Committee and the Compensation Committee’s independent compensation consultant. All non-employee members of the Board of Directors of the Company receive a $25,000 annual cash retainer, paid quarterly in advance, which covers a maximum number of meetings during the year, and any non-employee director attending a meeting above the maximum is paid a per-meeting fee of $1,000. Additionally, prior to July 2016 each non-employee director received a $25,000 annual retainer paid quarterly in advance in unrestricted shares of the Company’s common stock. In April 2016, the Compensation Committee began a non-employee director compensation review with data and analysis provided by Pearl Meyer, its independent executive compensation advisor, to assess the market competitiveness of the current compensation structure. Following that review, the Compensation Committee approved and recommended to the Board of Directors, which also approved, a new compensation structure to better align the mix between cash and equity compensation and to address certain market deficiencies associated with board leadership roles and committee memberships. As a result of the Board’s approval, effective beginning July 1, 2016, the annual stock retainer for non-employee directors was increased to $35,000 paid quarterly in advance in unrestricted shares of the Company’s common stock. The Chairman and the Vice Chairman of the Board of Directors and the non-employee directors serving as chairs or members of the various committees of the Board of Directors also receive additional cash retainers as described in greater detail in the director compensation table below. In 2016, Mr. Beale, who was then CEO of the Company, did not receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings. Mr. Asbury, who was President of the Company in 2016 and became CEO of the Company on January 2, 2017, does not, and did not in 2016, receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings.

The Company’s Corporate Governance Guidelines contain director stock ownership guidelines that provide that each director is expected to acquire and maintain, at all times during his or her tenure as director, common stock in the amount awarded to the director by the Company as compensation during the first three (3) years of his or her membership on the Board of Directors.

The following table summarizes the director compensation paid by the Company during 2016.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
L. Bradford Armstrong(3)	33,000	32,500	—	65,500
Glen C. Combs	33,000	32,500	—	65,500
Beverley E. Dalton	43,000	32,500	—	75,500
Gregory L. Fisher	31,500	32,500	—	64,000
Daniel I. Hansen(4)	33,800	36,000	—	69,800
Jan S. Hoover	41,000	32,500	—	73,500
Patrick J. McCann	62,500	32,500	—	95,000
W. Tayloe Murphy, Jr	43,500	32,500	—	76,000
Alan W. Myers(4)	32,300	36,000	—	68,300
Thomas P. Rohman	41,500	32,500	—	74,000
Linda V. Schreiner	43,000	32,500	—	75,500
Raymond L. Slaughter(3)(4)	41,800	36,000	—	77,800
Raymond D. Smoot	94,500	32,500	—	127,000
Charles W. Steger	33,000	32,500	—	65,500
Ronald L Tillett	71,250	32,500	—	103,750
Keith L. Wampler(3)	46,250	32,500	—	78,750

(1)	Dr. Smoot received an additional $55,000 cash retainer for serving as the Chairman of the Board of Directors. Mr. Tillett received an additional $13,750 cash retainer for serving as Vice Chairman of the Board of Directors. Mr. Tillett also received an additional $10,000 cash retainer for serving as Chair of the Compensation Committee. Mr. McCann received an additional $15,000 cash retainer for serving as Chair of the Audit Committee; Mr. Murphy received an additional $7,500 cash retainer for serving as Chair of the Nominating and Corporate Governance Committee; and Mr. Wampler received an additional $8,750 cash retainer for serving as Chair of the Risk Committee. Members of the Audit, Compensation and Risk Committees each received an additional $8,000 cash retainer and members of the Nominating and Corporate Governance Committee received an additional $6,500 cash retainer. Members of the Succession Planning Committee (an ad hoc committee) all received an additional $10,000 cash retainer for service on the Committee during 2016. Members attending Executive Committee meetings received a $1,000 per meeting fee (or $500 for telephonic meetings lasting under an hour) for each meeting held during the year.
(2)	Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for the second, third and fourth quarter retainers in 2016 of $22.76, $27.14 and $27.83, respectively, paid on March 1, June 1 and September 1, 2016, respectively, were based on the Company’s common stock closing price on February 29, May 31 and August 31, 2016, respectively. The grant date per share fair value of $33.80 for the first quarter 2017 retainer (paid in advance) paid on December 1, 2016 was based on the closing price of the Company’s stock’s common stock on November 30, 2016.
(3)	Messrs. Armstrong, Slaughter, and Wampler elected for 2016 to defer cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.
(4)	Messrs. Hansen, Myers and Slaughter each received an additional $800 in meeting fees ($200 per meeting) and $3,500 in stock awards as a result of service on the board of Union Mortgage Group, Inc.

AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE

Principal Accounting Fees

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), billed the following fees for services provided to the Company for the fiscal year 2016 and 2015:

	2016	2015
Audit fees(1)	$794,317	$702,863
Audit-related fees(2)	35,000	32,500
Tax fees(3)	10,499	142,345
Total	$839,816	$877,708

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the 2016 and 2015 proxy statements; the Union Mortgage Group, Inc. audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act; EY provided comfort letter services in connection with a subordinated debt offering in December 2016.
(2)	Audit-related fees: Audits of mortgage compliance; consultation concerning research, financial accounting, reporting standards, and other related issues.
(3)	Tax fees: No tax services are performed by EY to the Company for its Directors and Executive Officers. EY performed tax services for certain accounts within the Trust Division in 2015. The vendor used for tax services for the Trust Division changed in early 2016, and EY no longer performs any tax services for the Trust Division.

The Audit Committee notes that EY performed no services to the Company, other than those enumerated above, for 2015 or 2016. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audited services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee’s 2016 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on February 28, 2017. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee. The Audit Committee is also responsible for the compensation and oversight of the Company’s independent registered public accounting firm.

The Audit Committee annually evaluates the qualifications, performance and independence of the firm, including whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence, prior to reappointment. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with registered public accountants, EY, as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of December 31, 2016.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, EY, with respect to the Company’s financial statements for the year ended December 31, 2016. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Patrick J. McCann, Chairman
Daniel I. Hansen
Jan S. Hoover
Raymond L. Slaughter

Prior Change In Independent Registered Public Accounting Firm

On February 24, 2015, the Audit Committee approved the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The selection of EY was effective as of February 27, 2015. On February 24, 2015, the Company notified Yount, Hyde & Barbour, P.C. (“YHB”) that it had been dismissed as the Company’s independent registered public accounting firm effective as of February 27, 2015. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

YHB performed audits of the consolidated financial statements of the Company for the years ended December 31, 2014 and 2013. The audit reports of YHB on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. EY performed the audits of the consolidated financial statements of the Company for years ended December 31, 2015 and 2016.

During the two fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, (i) there were no disagreements with YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to YHB’s satisfaction, would have caused YHB to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

YHB has furnished a letter to the SEC dated February 27, 2015 stating that it agrees with the above statements.

During the two fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, neither the Company nor anyone on its behalf consulted EY regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the two most recent fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, neither the Company nor anyone on its behalf consulted EY regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

On February 27, 2015, the Company filed a Current Report on Form 8-K with the SEC with respect to the above referenced change in the Company’s independent registered public accounting firm.

NAMED EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”

Name (Age)	Title and Principal Occupation During at Least the Past Five Years
G. William Beale (67)	Chief Executive Officer of the Company from February 2010 until January 2017 and President of the Company from October 2013 to October 2016; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; President of Union Bank & Trust, the Company’s wholly owned bank subsidiary, from January 2016 to October 2016; Chief Executive Officer of Union Bank & Trust from February 1, 2010 to October 2016; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004.
Robert M. Gorman (58)	Executive Vice President and Chief Financial Officer of the Company since joining the Company in July 2012; Senior Vice President and Director of Corporate Support Services in 2011, and Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc., from 2002 to 2011; serves as a member of the Board of Directors of the Company’s affiliate, Old Dominion Capital Management, Inc.
John C. Asbury (51)	Chief Executive Officer of the Company since January 2017 and President since October 2016; President and Chief Executive Officer of Union Bank & Trust since October 2016; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014; Senior Vice President at Bank of America in a variety of roles; received his B.S. degree in Business from Virginia Tech and his M.B.A. from The College of William & Mary.
D. Anthony Peay (57)	Executive Vice President of the Company since 2003; Chief Banking Officer of Union Bank & Trust since April 2012; Chief Financial Officer of the Company from 1994 to June 2012.
M. Dean Brown (52)	Executive Vice President and Chief Information Officer & Head of Bank Operations since joining the Company in February 2015; Chief Information and Back Office Operations Officer of Intersections Inc. from 2012 to 2014; Chief Information Officer of Advance America from 2009 to 2012; Senior Vice President and General Manager of Revolution Money from 2007 to 2008; Executive Vice President, Chief Information Officer and Chief Operating Officer from 2006 to 2007, and Executive Vice President and Chief Information Officer from 2005 to 2007, of Upromise LLC.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 8, 2017, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below, (c) persons known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, and (d) all the current directors and executive officers of the Company as a group. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In general, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting or investment power. The table also includes shares of common stock that the individual has the right to acquire within 60 days of March 8, 2017 through the exercise of any option, warrant or right. Percentage ownership is calculated based on 43,693,380 shares of the Company’s common stock outstanding as of March 8, 2017.

Name	Shares of Common Stock		Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Common Stock
Directors:
L. Bradford Armstrong	12,606	(1)	—	12,606		*
Glen C. Combs	45,830	(2)	—	45,830		*
Beverley E. Dalton	16,638		—	16,638		*
Gregory L. Fisher	15,292		—	15,292		*
Daniel I. Hansen	139,783		—	139,783		*
Jan S. Hoover	19,305		—	19,305		*
Patrick J. McCann	17,981	(2)	—	17,981		*
W. Tayloe Murphy, Jr.	159,674	(2)	—	159,674		*
Alan W. Myers	25,786	(2)	—	25,786		*
Thomas P. Rohman	6,421		—	6,421		*
Linda V. Schreiner	6,404		—	6,404		*
Raymond L. Slaughter	15,277	(3)	—	15,277		*
Raymond D. Smoot, Jr.	30,821		—	30,821		*
Charles W. Steger	15,899		—	15,899		*
Ronald L. Tillett	28,932	(4)	—	28,932		*
Keith L. Wampler	16,827	(5)	—	16,827		*
Named Executive Officers:						*
John C. Asbury	15,413		—	15,413		*
G. William Beale	142,498	(2)(6)	44,770	187,268		*
M. Dean Brown	16,979	(2)	—	16,979		*
Robert M. Gorman	21,617	(2)	—	21,617		*
D. Anthony Peay	12,356	(2)	17,642	29,998		*
All other executive officers	88,227		18,119	106,346		*
All current executive officers and directors as a group: (25 persons)				951,097	2.18%

Name	Shares of Common Stock	Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned		Percent of Common Stock
5% Shareholders:
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	3,419,464	—	3,419,464	(7)	7.85	%(7)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,062,766	—	3,062,766	(8)	7.0	%(8)
Vaughan Nelson Investment Management L.P. 600 Travis Street, Suite 6300 Houston, Texas 77002	2,507,019	—	2,507,019	(9)	5.8	%(9)

*	Represents less than 1% of the Company’s common stock.
(1)	Includes 8,135 shares of phantom stock allocated to Mr. Armstrong’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 50,503 shares; Mr. Brown, 21 shares; Mr. Combs, 9,777 shares; Mr. Gorman, 1,136 shares; Mr. McCann, 201 shares; Mr. Murphy, 2,772 shares; Mr. Myers, 1,000 shares; Mr. Peay, 14,336 shares.
(3)	Includes 13,252 shares of phantom stock allocated to Mr. Slaughter’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(4)	Includes 241 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(5)	Includes 3,941 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Includes 9,730 shares of phantom stock allocated to Mr. Beale’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(7)	This information is based on a Schedule 13G filed with the SEC on February 9, 2017, which reported sole voting power over 3,313,018 shares, sole dispositive power over 3,419,464 shares and shared dispositive power over 0 shares.
(8)	This information is based on a Schedule 13G filed with the SEC on January 26, 2017, which reported sole voting power over 2,913,207 shares, sole dispositive power over 3,062,766 shares and shared dispositive power over 0 shares.
(9)	This information is based on a Schedule 13G filed with the SEC on February 14, 2017, which reported sole voting power over 1,800,950 shares, sole dispositive power over 2,401,025 shares and shared dispositive power over 105,994 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (also referred to as NEOs). Pursuant to the Company’s well-organized succession plan and as further discussed below, Mr. Beale resigned from his position as CEO of the Company on January 2, 2017, and Mr. Asbury assumed the CEO role on the same date. Because this section and the compensation tables for the NEOs are focused on the compensation for 2016, unless otherwise noted, references to the CEO below are to Mr. Beale, because he held the position of CEO of the Company for all of 2016. The NEOs for 2016 were as follows:

•	G. William Beale, Chief Executive Officer of the Company
•	Robert M. Gorman, Executive Vice President and Chief Financial Officer of the Company (“CFO”)
•	John C. Asbury, President of the Company and President and CEO of Union Bank & Trust
•	D. Anthony Peay, Executive Vice President of the Company and Chief Banking Officer of Union Bank & Trust (“CBO”)
•	M. Dean Brown, Executive Vice President of the Company and Chief Information Officer & Head of Banking Operations of Union Bank & Trust (“CIO”)

On October 1, 2016, Mr. Asbury was appointed to, and Mr. Beale resigned from, the positions of President of the Company and President and Chief Executive Officer of the Bank, the Company’s wholly owned bank subsidiary. On January 2, 2017, Mr. Beale resigned his position as CEO of the Company and Mr. Asbury became the CEO. Mr. Beale is currently serving as Executive Vice Chairman of the Company’s and the Bank’s Boards of Directors through March 31, 2017, at which time he will resign from all employment positions held with the Company and the Bank. Details regarding the agreements entered into between the Company and Messrs. Asbury and Beale are provided under the section titled “Executive Agreements.”

In this Compensation Discussion and Analysis, the Company’s executive officers, including but not limited to the NEOs, are sometimes referred to as the “Executive Group.” This section of the proxy statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.

At the 2016 annual meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2016 proxy statement. Excluding abstentions and broker non-votes, the vote was 28,852,119 shares “For” (97.5% of the shares voted) and 737,524 shares “Against” (2.5% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2016 annual meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs for 2016 and into 2017, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Executive Summary

The Company’s compensation programs are designed to link the compensation that its executive officers receive through the Company’s various incentive plans to its financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. The Company’s goal is to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level executive talent, commensurate with its financial performance, and are aligned with the interests of its shareholders.

Each compensation element is generally targeted to the median of “market,” which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. The incentive programs are designed so that superior financial performance should result in pay higher than the Company’s peers while substandard financial performance should result in pay lower than its peers.

When setting goals and objectives under the various compensation programs, the Compensation Committee considers the overall corporate strategy and how the goals can enhance and support the strategy. In 2016, the Company continued to demonstrate steady progress toward achieving its strategic growth objectives, which are intended to enable it to deliver profitable growth for its shareholders.

Below are some highlights of the Company’s financial and operational performance for 2016 in support of its strategic plan:

•	The Company continues to maintain its position as the largest community banking institution headquartered in Virginia.
•	The Bank acquired Old Dominion Capital Management, Inc., a Charlottesville, Virginia based registered investment advisor, as part of the Company’s plan to grow its wealth management business.
•	Lending teams continued strong loan production during the year with double digit growth (11%) in total loans. The Company also opened a commercial loan production office in Charlotte, North Carolina.
•	As part of its continuing effort to improve efficiency, the Company consolidated three in-store branches into a new stand-alone branch, and closed an additional two branches and five in-store branches.
•	The mortgage business improved performance and reported positive results for the Company for the year.
•	The Company engaged in a well-organized CEO succession plan for seamless leadership transition and strategic continuity with the hiring of Mr. Asbury to succeed Mr. Beale.
•	The Company has delivered value to shareholders in the form of total return above the median of its selected compensation peer group. The stock performance graph below assumes that $100 was invested on December 31, 2011, and that all dividends were reinvested.

Below are some highlights of the Company’s executive compensation programs for 2016:

•	Base salaries of the NEOs were adjusted to ensure competitiveness with the market median of the selected compensation peer group as well as to reflect individual performance, skills and experience.
•	Payments under the Management Incentive Plan (“MIP”), the Company’s short-term incentive compensation plan, were made to the NEOs ranging from 55% to 90% of base salary. These payouts reflected above target achievement of all corporate goals which were net income, loan growth, low cost deposits and net operating expense to average assets ratio.
•	Equity awards were made in the form of time-based restricted stock and performance share units under the Company’s long-term incentive program.
•	Previously granted performance share units with a performance period ending December 31, 2015 did not vest in 2016 because the relative Return on Assets and Return on Equity goals set for the awards were not achieved.

These actions are in addition to the other best practices embedded in the Company’s executive compensation programs that ensure that the Compensation Committee maintains effective governance and oversight of the programs. For example:

•	The Compensation Clawback Policy adopted by the Compensation Committee effective January 1, 2017 requires the recoupment of any excess incentive compensation paid to the NEOs, other executive officers or other recipients of incentive-based compensation if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws.
•	The Company uses a structured, formulaic process for determining the amount of annual short-term incentive cash compensation. However, the Compensation Committee retains the right to withhold or adjust awards as it deems appropriate.
•	Equity programs reward performance over a three or four-year time horizon.
•	Stock ownership guidelines align the interests of management with the interests of shareholders.
•	Performance share units deliver value to executives according to pre-determined financial metrics.
•	Annually, the Company’s compensation plans are evaluated by the Company’s risk management group as part of the Company’s enterprise risk management reviews. The reviews are intended to help identify areas of potential risk and opportunity that can be discussed with management or the Compensation Committee. The Compensation Committee reviews the results of the risk reviews as part of its effort to ensure the compensation plans do not encourage imprudent risk taking.
•	All executive compensation incentive program payouts and awards are reviewed by the Company’s internal audit department personnel prior to approval by the Compensation Committee.
•	The Compensation Committee uses the services of an independent compensation consultant.

Compensation Philosophy and Objectives

The Company’s “total compensation philosophy” related to executive compensation is to provide competitive, market-based total compensation programs that are aligned with the Company’s short and long-term business strategies, tied to Company performance, and supportive of the interests of its shareholders.

Within this framework, the Company observes the following principles:

Pay for performance:  To reflect a balance between fixed and at-risk compensation, performance-based cash incentive programs are used for executives. Payouts under these programs vary with performance against both annual Company goals and individual objectives. Executives are rewarded for achieving targeted performance against the Company’s operational and financial goals, as well as individual growth objectives, and are provided with an incentive to achieve greater results for greater rewards.

Reward long-term growth and profitability:  To provide rewards that encourage retention, promote performance and increase the level of at-risk compensation, executive officers are granted equity-based awards with vesting periods generally no less than 3 years. These awards are designed to reward executive officers for the critical execution and achievement of long-term results.

Align compensation with shareholder interests:  The interests of the Company’s executive officers are linked with those of its shareholders through the risks and rewards of the ownership of the Company’s common stock.

Attract and retain highly qualified executives:  Executive officers have base salaries that are market competitive with the Company’s identified industry peer group and permit the Company to hire and retain high quality individuals at all levels. Several compensation programs include the use of long-term equity compensation to encourage retention. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.

Ensure proper governance practices:  Policies and procedures around executive compensation programs are designed to prevent or mitigate excessive risk-taking by balancing short and long-term rewards. All performance-based plans maintain both threshold and maximum levels of payout as well as clawback provisions. Program flexibility is also provided to respond to the changing dynamics within the banking industry.

Each compensation element is generally targeted to the median of the market, which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. The compensation programs and review process are designed to allow for adjustments for individual variances in experience, skills and contributions.

Role of the Compensation Committee

The Compensation Committee follows its charter (which is on the Company’s website at http://investors.bankatunion.com) and met eight times during 2016. The principal duties of the Compensation Committee are to:

•	review and recommend to the Board of Directors for approval the compensation of the CEO and the other NEOs, taking into consideration the CEO’s compensation recommendations for them. The CEO does not deliberate in regard to his own pay and is not present during discussions concerning his pay;
•	provide continuous oversight of executive compensation plans and ensure they adhere to the Company’s overall compensation philosophy, including an appropriate balance between risk and financial results;
•	review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules;

•	approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate each executive’s performance against these goals and objectives;
•	recommend to the Board of Directors the compensation components for each member of the Executive Group; and
•	review and recommend to the Board of Directors the appropriate level and type of compensation for service by non-employee members of the Board and Board committees.

Compensation Consultants

During 2016, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, to provide comprehensive consulting services, including to:

•	provide information regarding base salary ranges and recommendations for executives;
•	assist in the development of compensation guidelines used during the CEO search;
•	review the Compensation Discussion and Analysis section of the proxy statement;
•	assist in developing goals for the short and long-term incentive plans;
•	update the Compensation Committee about regulatory matters and trends;
•	assist with the development of 2016 executive compensation decisions; and
•	attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer has raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of their respective total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflicts of interest.

Compensation Benchmarking and Decisions

The Company conducts a benchmarking and peer group exercise annually with the Compensation Committee with assistance from Pearl Meyer. In August 2015 Pearl Meyer presented a review of the Company’s peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with assets as of the end of 2014 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2016 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings.

Following selection and approval by the Compensation Committee of the peer group the Company was positioned near the median of the group in terms of asset size. As a result, during 2016, the Compensation Committee compared the principal elements of total direct compensation against the peers listed below:

BancFirst Corporation	MB Financial, Inc.
BancorpSouth, Inc.	National Penn Bancshares, Inc.
Chemical Financial Corporation	Old National Bancorp
Customers Bancorp, Inc.	Park National Corporation
First Commonwealth Financial Corporation	Pinnacle Financial Partners, Inc.
First Financial Bancorp.	Renasant Corporation
First Financial Bankshares, Inc.	South State Corporation
First Midwest Bancorp, Inc.	TowneBank
First Merchants Corporation	Trustmark Corporation
Heartland Financial USA, Inc.	United Bankshares, Inc.
Home BancShares, Inc.	WesBanco, Inc.
International Bancshares Corporation

In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.

As part of the annual benchmarking practice, the Compensation Committee reviewed relevant market and survey data and analyses provided by Pearl Meyer, its independent executive compensation advisor. The data used in this exercise primarily included national data from the following:

•	Pearl Meyer, 2015 National Banking Compensation Survey Report;
•	McLagan, 2015 Regional and Community Bank Compensation Survey;
•	Kenexa, CompAnalyst Database;
•	Custom peer group proxy filings; and
•	Additional proprietary survey sources.

Executive positions were matched to the survey and/or proxy data based on job duties using the appropriate scope for asset size. In addition to reviewing the respective data, the Compensation Committee considered recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resource Officer in making decisions on compensation.

Compensation Risk Assessment

Annually, the Company’s risk management group evaluates the incentive compensation programs as part of its enterprise risk management review. The evaluations include, but are not limited to, the performance metrics, approval mechanisms and related characteristics of selected Company compensation policies and programs. The goal of the review is to determine whether any of these policies or programs could create risks that may have a material adverse effect on the Company, its affiliates or shareholders. To date, these reviews have found that the compensation programs do not present undue risk for the Company. The Compensation Committee considers the results of these reviews and also regularly reviews the incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary and excessive risks that would threaten the value of the Company.

Elements of Compensation

Annually, the Compensation Committee evaluates the elements of executive compensation. For 2016, the principal components of compensation for members of the Executive Group were:

Base Salary:  Paid to recognize the day-to-day duties and responsibilities of the Company’s executives.

Short-Term Performance-Based Cash Incentive Opportunity:  Consistent with competitive practices, the executives have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company’s corporate goals and the executive’s personal objectives.

Long-Term Incentive Opportunity — Time-Based Restricted Stock and Performance-Based Awards:  Executives who are critical to the Company’s long-term success participate in long-term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.

The following charts illustrate the targeted and actual mix of compensation for the CEO for 2016.

Incentive or variable compensation for an individual executive may become a larger percentage of the executive’s total direct compensation when he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short and long-term incentive opportunities at the 50th percentile of the selected peer group market data, using prevailing industry practices as a guide. For 2016, targeted executive compensation levels were considered in-line with the respective market benchmarks for all components.

Targeted Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	101%
Target Total Cash Compensation	105%
Target Total Direct Compensation	103%

The elements of compensation are described in detail below and are detailed in the Summary Compensation Table as well as in the other tables following this Compensation Discussion and Analysis.

Base Salary

In early 2016, the Compensation Committee met and, in accordance with its compensation philosophy and practices, recommended base salaries for the NEOs, which were approved by the Board of Directors on February 25, 2016. In addition, in June 2016, the Compensation Committee met to review and recommend compensation guidelines to be used by the Board of Directors in determining compensation for a CEO successor. Based on this review of market data used to prepare the CEO compensation guidelines, the Compensation Committee approved an additional increase to Mr. Beale’s salary (retroactive to the date of the initial increase approved in February) to better align his compensation with the updated market data. As a result, the NEO base salaries effective March 1, 2016 were:

Name	2016 Base Salary	% Increase from 2015
G. William Beale	$725,000	6.8%
Robert M. Gorman	$363,178	3.0%
John C. Asbury(1)	$650,000	n/a
D. Anthony Peay	$368,740	3.0%
M. Dean Brown	$322,400	4.0%

(1)	Reflects initial base salary upon hire on October 1, 2016.

Short-Term Incentive Compensation

The MIP, or Management Incentive Plan, is the Company’s short-term incentive compensation plan. The MIP is an annual plan that begins each January 1, the first day of the Company’s fiscal year.

•	The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.
•	Award payouts range from 0% to 150% of the executives’ target opportunity based on achieving certain levels of performance.

Payouts under the MIP are subject to the terms of the Company’s Compensation Clawback Policy, as well as any similar provisions of applicable law.

In addition, unless the Compensation Committee determines otherwise, no awards will be paid under the MIP, regardless of performance against the specified measures, if (1) any regulatory agency issues a formal enforcement action, memorandum of understanding or other negative directive action where the Compensation Committee considers it imprudent to pay awards under the MIP, (2) after a review of the Company’s credit quality measures the Compensation Committee considers it imprudent to pay awards under the MIP, or (3) if the Company’s operating return on assets is less than .84% for the year.

Taking into consideration the recommendations of Pearl Meyer, its independent compensation consultant, and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals.

Based on the Compensation Committee’s August 2015 executive compensation review indicating that actual annual compensation of the Company’s executives trailed the market, the Compensation Committee approved higher target opportunities for each NEO under the MIP for 2016. Listed below are each NEO’s targeted percentages and weightings for the 2016 MIP:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
G. William Beale	70%	80%	20%
Robert M. Gorman	50%	80%	20%
John C. Asbury(1)	n/a	n/a	n/a
D. Anthony Peay	45%	80%	20%
M. Dean Brown	45%	60%	40%

(1)	As a new hire in October 2016, Mr. Asbury was not eligible to participate in the Company’s 2016 MIP. Mr. Asbury will become a participant in the MIP in 2017.

Corporate Goals

The largest portion of the NEOs’ MIP payouts is based on achievement of corporate performance measures. Target corporate performance is based upon the 2016 corporate budget.

The Compensation Committee reviewed and approved the 2016 corporate performance measures and weightings of the MIP taking into consideration quantitative data and considering performance in light of events affecting the Company from an economic, regulatory and operational perspective.

The corporate performance measures and their respective weightings as approved by the Compensation Committee are outlined below (dollars in thousands):

Corporate Performance Measure	Weighting	Threshold	Target	Superior
Net Income	40%	$70,000	$75,256	$80,500
Low Cost Deposits	15%	$4,900,000	$5,115,653	$5,300,000
Total Loans	25%	$5,850,000	$6,123,092	$6,350,000
Net Operating Expense/Average Assets	20%	2.00%	1.90%	1.80%
	100%

Individual Goals

The NEOs have a smaller portion of their MIP payouts based on individual goals. For each NEO, the CEO evaluates individual performance against the relevant individual goals, determines whether the NEO met his individual goals for the plan year, and provides the information to the Compensation Committee as needed to assist with recommendations and decisions.

In 2016, Mr. Beale’s individual goals under the MIP were based on the successful completion of the search for a successor and the implementation of a transition plan with a new CEO.

Mr. Gorman’s individual goals for 2016 were based on a combination of efficiency ratio, net interest margin, stock price performance against select regional banking peers, the achievement of a satisfactory risk management rating and internal communication goals.

Mr. Peay’s individual goals for 2016 were based on consolidated commercial net income, consolidated commercial loan growth, the achievement of a satisfactory risk management rating and internal communication goals.

Mr. Brown’s individual goals for 2016 primarily centered on his ability to develop, implement and achieve certain specified service levels for information technology, bank operations and portfolio management. His goals also included ensuring compliance with federal security guidelines, achieving a satisfactory risk management rating and internal communication goals.

Award Payouts

Payouts were made to the NEOs under the 2016 MIP based on their achievement of both corporate and individual goals, as applicable. The Compensation Committee has discretion under the MIP to withhold or adjust any incentive compensation in its sole discretion as it deems appropriate; however, the Compensation Committee did not make any such adjustments for the NEOs under the MIP for 2016.

The portion of payouts under the 2016 MIP that were based on performance against corporate measures were based on actual corporate results assessed against threshold, target and superior performance levels as described above. Payouts for performance between threshold and superior were calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance. The following table shows the Company’s performance against each corporate goal and the resulting payout percentage (dollars in thousands):

Corporate Performance Measure	Weighting	Actual Results		Achievement %	Payout %
Net Income	40%	$77,476	All Between Target & Superior	103%	121%
Low Cost Deposits	15%	$5,186,914		101%	119%
Total Loans	25%	$6,307,060		103%	141%
Net Operating Expense/Average Assets	20%	1.89%		101%	107%
	100%				123%

With respect to individual/divisional goals, payouts under the 2016 MIP were based on performance against both qualitative and quantitative goals. The following table describes the respective NEO’s achievement against his individual/divisional goals under the MIP for 2016 and the payout percentage, in each case as approved by the Compensation Committee with respect to each NEO:

Name	Actual Results	Payout %
G. William Beale	Achieved a superior performance rating associated with his commitment and work towards the successful selection and transition of a new CEO.	150%
Robert M. Gorman	Payout reflects an efficiency ratio slightly below target, net interest margin at target, between target and superior stock performance against select regional banking peers, target risk management rating, and superior performance on internal communication goals.	113%
John C. Asbury	n/a	n/a
D. Anthony Peay	Slightly above target consolidated commercial net income, superior performance under consolidated commercial loan growth, target risk management rating, and target performance on internal communication goals.	122%
M. Dean Brown	Target performance on service levels for bank operations, superior performance associated with information technology service levels, and between target and superior performance associated with portfolio management service levels. Payout also reflects superior performance against ensuring compliance with federal security guidelines, target risk management rating and superior performance on internal communication goals.	130%

In early 2017, the Compensation Committee and the Company’s Board of Directors approved the following payouts to the NEOs under the MIP for 2016:

Name	Payout	% of Base Salary
G. William Beale	$651,007	90%
Robert M. Gorman	$219,622	60%
John C. Asbury	N/A	N/A
D. Anthony Peay	$203,650	55%
M. Dean Brown	$182,377	57%

Long-Term Incentive Compensation

Long-term incentive compensation is provided to members of the Executive Group to reward the executives for the critical execution and achievement of long-term results and to align their interests with those of the Company’s shareholders. The Compensation Committee approves long-term incentive compensation awards annually, usually at its February meeting. The Compensation Committee does not time the approval of awards based on information, either positive or negative, about the Company that has not been publicly disseminated.

In making long-term incentive compensation determinations, the Compensation Committee considers, in its discretion, the following:

•	the Company’s performance relative to peers;
•	industry-specific survey results;
•	the data and opinions offered by Pearl Meyer, the Compensation Committee’s independent compensation consultant;
•	the Company’s earnings, growth, and risk management practices and results; and
•	in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient.

The Company maintains stock ownership guidelines to support the objective of increasing the amount of Company common stock owned by NEOs to further align the interests of management with the interests of shareholders, and to ensure that the NEOs have a significant stake in the organization’s long-term success.

Stock Incentive Plans

As of December 31, 2016, the Company had outstanding equity awards to NEOs that had been granted under the following Stock Incentive Plans:

2003 Stock Incentive Plan (“2003 SIP”).  One of the Company’s former equity compensation plans used for granting stock awards to eligible employees of the Company and its subsidiaries in the form of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The 2003 SIP terminated on June 30, 2013, and no awards were made after that date. Awards made prior to the 2003 SIP’s termination date, and outstanding on that date, remain valid in accordance with their terms.

Stock and Incentive Plan (“UBC SIP”).  The Company’s current equity compensation plan is the UBC SIP, previously known as the 2011 Stock Incentive Plan. The UBC SIP was originally adopted by the Board of Directors and approved by the shareholders in 2011 but was amended and restated by the Board of Directors on January 29, 2015 and became effective April 21, 2015, when approved by the Company’s shareholders. The UBC SIP makes available up to 2,500,000 shares of the Company’s common stock for granting stock awards in the form of stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards to eligible employees and non-employee directors of the Company and its subsidiaries. The Compensation Committee administers the UBC SIP and has discretion with respect to determining whether, when, and to whom awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule, subject in the case of NEOs to Board approval. As of December 31, 2016, there were 1,666,637 shares remaining in the UBC SIP for specific grants and awards.

2016 Long-Term Incentive Plan

The Compensation Committee believes that long-term incentive compensation should be balanced between retention and performance incentives and therefore a combination of restricted stock awards and performance share units are used. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements reduces the risk profile of the awards while ensuring that executives are focused on shareholder value and the long term success of the Company. The 2016 Long-Term Incentive Plan (“LTIP”) had two components weighted as follows:

•	50% of the executive’s target long-term incentive value was awarded as a restricted stock award vesting at 50% on the third anniversary and 50% on the fourth anniversary of the date of the grant; and
•	50% of the executive’s target long-term incentive value was awarded as performance share units.

The number of shares and units was calculated using the per share closing price of the Company’s common stock on the NASDAQ market on the grant date approved by the Board of Directors.

Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period. In 2016, the Compensation Committee approved a measure of relative total shareholder return (“TSR”) versus the total shareholder return of banks comprising the KBW Regional Banking Index to align the goal with current business strategies and shareholder interests. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to the 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to the 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards.

In addition, in the case of performance share units, each award is subject to clawback to the Company as may be required by applicable law, SEC or NASDAQ rule or regulation. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation Committee in its sole discretion may require the surrender of a portion or all of the shares received in payment of the performance share units. The Company has the right to modify future long-term incentive awards should repayment not occur.

2016 Long-Term Incentive Plan Awards

As part of the 2016 LTIP, on February 18, 2016, the Compensation Committee approved and recommended to the Board of Directors, which in turn approved on February 25, 2016, awards of restricted stock and performance share units to the NEOs under the UBC SIP. The chart below shows the 2016 restricted stock and performance share unit awards:

Name	Restricted Stock	Performance Share Opportunity(1)
G. William Beale	10,831	10,831
Robert M. Gorman	4,014	4,014
John C. Asbury(2)	n/a	n/a
D. Anthony Peay	3,668	3,668
M. Dean Brown	3,207	3,207

(1)	The performance share opportunity is presented as the target number of performance share units.
(2)	As a new hire in 2016, Mr. Asbury was not eligible to participate in the Company’s 2016 LTIP. He will become eligible to participate in the Company’s 2017 Long Term Incentive Plan.

Other Long-Term Incentive Plan Awards

In connection with his offer of employment with the Company, Mr. Asbury was awarded a restricted stock grant on November 1, 2016 with a three year vesting period. He was also awarded performance share units with a three year performance period ending October 31, 2019 based on the measure of relative total shareholder return (“TSR”) versus the total shareholder return of banks comprising the KBW Regional Banking Index. The chart below shows the 2016 restricted stock and performance share unit awards awarded to Mr. Asbury:

Name	Restricted Stock	Performance Share Opportunity(1)
John C. Asbury	15,113	22,670

(1)	The performance share opportunity is presented as the target number of performance share units.

Stock Ownership Guidelines

The Company’s stock ownership guidelines, as adopted in 2013, were developed based on a review of competitive market practice as conducted by Pearl Meyer, the independent compensation consultant to the Compensation Committee. The stock ownership guidelines establish stock ownership levels for the NEOs as follows:

Participant	Value of Shares Owned
Chief Executive Officer	3x Base Salary
Bank President and Chief Banking Officer	2x Base Salary
Other Named Executive Officers	1x Base Salary

The guidelines state that each executive should achieve the designated level of stock ownership within five years. For a new NEO the five-year period begins on January 1 of the year following his date of hire or identification as an NEO. For Messrs. Beale, Peay and Gorman, the five-year period began January 1, 2013. Mr. Brown’s five-year period began on January 1, 2016. As a new NEO, Mr. Asbury’s five-year period to achieve his designated stock ownership level will begin on January 1, 2017. Prior to meeting the applicable stock ownership level guidelines, an NEO is required to retain 50% of the shares received as a result of vesting or exercise of awards granted under the Company’s equity compensation plans.

Each NEO’s stock ownership level is reviewed annually by the Company and the Compensation Committee. As of the April 2016 review, all current NEOs had met their respective stock ownership levels.

Executive Agreements

The Company has entered into both employment agreements and management continuity agreements (or change-in-control agreements) with all of the NEOs with the exception of Mr. Brown, who is only covered under a management continuity agreement. For Messrs. Beale and Peay, these agreements were amended and restated in 2006 and the management continuity agreements were entered into in 2000; all of these agreements were subsequently amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code (“Section 409A”). Mr. Gorman’s agreements are dated as of July 17, 2012; Mr. Gorman’s management continuity agreement was amended and restated as of December 7, 2012 to remove his ability to receive severance payments and other benefits following a voluntary termination of his employment for any reason during a 45-day period beginning on the one year anniversary date of the change in control transaction. Mr. Brown’s management continuity agreement was entered into on February 10, 2015.

As stated previously, on October 1, 2016, Mr. Asbury was appointed to and Mr. Beale resigned from the positions of President of the Company and President and CEO of the Bank, the Company’s wholly owned bank subsidiary. On January 2, 2017, Mr. Beale resigned his position as CEO of the Company and Mr. Asbury became the CEO. Mr. Beale is currently serving as Executive Vice Chairman of the Company’s and the Bank’s Board of Directors through March 31, 2017, at which time he will resign from all employment positions held with the Company and the Bank. In connection with Mr. Asbury’s appointment and transition to CEO, the Company entered into an employment agreement and a management continuity agreement with Mr. Asbury, both of which are dated as of August 23, 2016. In addition, in connection with Mr. Beale’s planned retirement, the Company entered into a transition agreement on August 23, 2016 with Mr. Beale regarding his roles before, during and after the transition of Mr. Asbury to CEO. These agreements are described in more detail below.

Employment Agreements

G. William Beale.  Pursuant to the transition agreement entered into with Mr. Beale, he resigned from the position of CEO of the Company on January 2, 2017, at which time Mr. Asbury became CEO. Mr. Beale is currently serving as Executive Vice Chairman of the Company’s and the Bank’s Board of Directors. On March 31, 2017, Mr. Beale will resign from all employment positions with the Company and his employment agreement and management continuity agreement will terminate. The provisions of his employment agreement, management continuity agreement and transition agreement are summarized below.

As of December 31, 2008, to effectuate compliance with Section 409A, the Company entered into an amended and restated employment agreement with Mr. Beale pursuant to which the Company agrees to employ Mr. Beale as President and Chief Executive Officer. The agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company.

Mr. Beale’s agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the agreement, and on each day thereafter, the term of the agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Mr. Beale’s base salary and the recommendations of the Compensation Committee are reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable short and long-term incentive compensation plans adopted on an annual basis by the Compensation Committee and approved by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the employment agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause,” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the employment agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the agreement, then certain restrictions imposed by the agreement shall not apply after he ceases to be employed by the Company.

The employment agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of November 21, 2000 and amended as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement.

Pursuant to the transition agreement that the Company entered into with Mr. Beale on August 23, 2016, he will retire and resign from all employment positions with the Company on March 31, 2017, when his employment agreement and management continuity agreement discussed above will terminate. Following Mr. Beale’s retirement on March 31, 2017, he will continue to serve as a member of the Boards of Directors of the Company and the Bank and will begin providing consulting and advisory services as Senior Advisor to the Company.

The consulting arrangement with Mr. Beale will have a term of two years, from March 31, 2017 through March 31, 2019 (the “Consulting Period”), during which time Mr. Beale will provide consulting and advisory services as Senior Advisor to the Company. During that period, Mr. Beale will receive a monthly fee in an amount equal to one-twelfth of his annual base salary as in effect on his retirement date. The Company will also provide medical, life, dental and vision insurance benefits on terms no less favorable than what he would be entitled to under retiree insurance plans of the Company as in effect upon his retirement. Mr. Beale’s split dollar life insurance policy entered into pursuant to the Company’s Split Dollar Life Insurance Plan will remain in full force and effect until the death benefit is paid to his beneficiaries under such agreements. In addition, Mr. Beale will receive the cost of club dues and access to an office.

Mr. Beale will be entitled to receive any award due to him under the 2016 MIP that is payable on or before March 15, 2017. Such payment will be based on the achievement of the corporate goals and other goals previously described in relation to the transition process, subject to any clawback and other provisions of the 2016 MIP or the Company’s clawback policy. Mr. Beale will not be entitled to receive incentive compensation under the Company’s 2017 MIP for any services rendered as an employee after January 1, 2017. In addition, upon his retirement on March 31, 2017, (i) all unvested stock options granted to him under the Company’s stock incentive plans will accelerate and vest; (ii) all restricted shares of the Company’s common stock granted to him under the Company’s long-term incentive plans that are unvested will accelerate and vest; and (iii) performance share units will vest as determined at the end of the performance periods set forth in the 2014, 2015 and 2016 award agreements, provided that Mr. Beale will be entitled to vest in only pro rate portions of the performance share units granted in 2015 and 2016. Upon retirement, the Company also will transfer to Mr. Beale the title to the Company-owned vehicle used by him.

During the Consulting Period, Mr. Beale will continue to be subject to the noncompetition, nonsolicitation and confidentiality covenants currently applicable to him. The Company may terminate the transition agreement at any time for “Cause” (as defined in the transition agreement) by written notice to Mr. Beale and will have no further obligations to Mr. Beale under his agreement. The company may terminate the transition agreement at any time other than for “Cause.” Under such circumstances, Mr. Beale will be entitled to receive the monthly cash payments and other benefits described above for the duration of the Consulting Period as if the transition agreement were not terminated. Mr. Beale may terminate the transition agreement for any reason by written notice to the Company, in which case he will be entitled to receive any compensation due but not yet paid as of the date of his termination notice. The Company would otherwise have no further obligations to Mr. Beale under the transition agreement.

Robert M. Gorman.  The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012; this agreement contains substantially similar terms as and is modeled after Mr. Beale’s employment agreement. Mr. Gorman’s agreement has an initial term of two and-a-half years, and automatically renews annually for an additional calendar year upon the expiration of the initial term unless the Company gives notice that the employment term will not be extended. Mr. Gorman’s employment agreement will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement between him and the Company will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

D. Anthony Peay.  The Company also entered into an amended and restated employment agreement with Mr. Peay as of December 31, 2008, again to effectuate compliance with Section 409A; this agreement contains substantially similar terms as and is modeled after Mr. Beale’s employment agreement. Mr. Peay’s amended and restated employment agreement supersedes and replaces the employment agreement that the Company entered into with Mr. Peay in 2006. The amended and restated employment agreement has an initial term of two years, and, similar to Mr. Beale’s agreement, is renewed automatically unless the Company gives notice that the employment term will not be extended. Similar to Mr. Beale’s agreement, the agreement with Mr. Peay will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement between Mr. Peay and the Company will become effective and any termination benefit will be determined and paid solely pursuant to that agreement.

John C. Asbury.  In connection with Mr. Asbury’s appointment as President and eventual CEO of the Company and President and CEO of the Bank, on August 23, 2016, the Company and Mr. Asbury entered into an employment agreement that provides for an initial term of three years, beginning October 1, 2016 and ending December 31, 2019. The employment term automatically renews on January 1, 2020 and annually thereafter each January 1st for an additional twelve months unless notice of non-renewal is given by the Company. However, per the terms of the agreement, the employment term will not automatically extend beyond December 31st of the year in which Mr. Asbury attains age 65.

Mr. Asbury’s base salary and the recommendations of the Compensation Committee with respect to such salary are reviewed annually by the Board of Directors. He is eligible to participate in the Company’s short- and long-term cash and equity incentive plans. Incentive compensation under those plans is at the discretion of the Company’s Board of Directors or the Compensation Committee.

The Company may terminate Mr. Asbury’s employment without “Cause” (as defined in the employment agreement) with thirty days prior written notice to him. Mr. Asbury also may voluntarily terminate his employment with the Company at any time for “Good Reason” (as defined in the employment agreement). In the event the Company terminates Mr. Asbury’s employment without Cause or Mr. Asbury voluntary terminates his employment for Good Reason, or in the event the Company fails to renew the term of Mr. Asbury’s employment for calendar years 2020 and 2021, the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement, including base salary, for two years following the date of termination. In the event the Company fails to renew Mr. Asbury’s employment for calendar years 2022 and thereafter, the Company’s obligation to Mr. Asbury will consist of the compensation and benefits specified in the agreement for one year following the date of termination.

In the event of a termination for “Cause” (as defined in the employment agreement), Mr. Asbury will be entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.

If Mr. Asbury dies while employed by the Company, the Company will pay his designated beneficiary or estate an amount equal to Mr. Asbury’s then current base salary for a period of six months after his death.

Mr. Asbury’s employment agreement will terminate in the event that there is a change in control of the Company, at which time the Management Continuity Agreement, dated as of August 23, 2016, between the Company and Mr. Asbury, will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Gorman, Peay, Brown and Asbury that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Gorman, Peay, Brown and Asbury for a term of three years after the date of a “Change in Control” (as defined in the respective management continuity agreements). According to certain provisions, these Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the average annual bonuses paid for the two years prior to the change in control.

If the employment of any of these five executives is terminated during the three years other than for “Cause” or “Disability” (as defined in the respective management continuity agreements), or if any of them should terminate employment for “Good Reason” (as defined in the respective management continuity agreements) or in the case of Messrs. Beale and Peay for any reason during a 45-day period beginning on the one year anniversary date of the change in control, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination; for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 36 months following the date of termination, he will also continue to be covered under all health and welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination. Similarly, for each of Messrs. Gorman, Peay, Brown and Asbury, the lump sum cash payment will be equal to 2.00 times the sum of his respective base salary, his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Messrs. Gorman, Peay, and Brown and Asbury will also continue to be covered under all health and welfare benefit plans of the Company in which the executive or his dependents were participating immediately prior to the date of termination and the Company will continue the benefit at the same rate applicable to active employees. The management continuity agreements for Messrs. Beale and Peay contain a tax gross-up provision if any parachute payment is in excess of IRS limits, and the management continuity agreements for Messrs. Gorman, Brown and Asbury provide for cutbacks to the minimum payments and benefits that would not trigger an excise tax.

Potential Post-Employment Payments

Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the Potential Payments Upon Termination or Change In Control table.

Executive Perquisites

The Company provides limited perquisites to members of its Executive Group. Messrs. Beale, Asbury and Peay are provided with company-owned vehicles for business use; the Company covers the vehicle’s business-use expenses. All members of the Executive Group currently have mobile devices, which are used for business purposes and are paid for by the Company (in accordance with the Company’s cell phone policy). In addition, as part of their offers of employment, Messrs. Brown and Asbury received relocation assistance benefits in 2016.

Mr. Beale’s membership dues for the Farmington Country Club in Charlottesville, Virginia and The Commonwealth Club in Richmond, Virginia are also paid by the Company. The Company paid the rent for an apartment for Mr. Beale in Richmond through March 2016, and Mr. Beale paid all other costs associated with this apartment, such as utilities, insurance, and furnishings. In connection with the negotiation and finalization of the transition agreement between the Company and Mr. Beale, the Compensation Committee recommended and the Board of Directors approved a one-time reimbursement allowance of up to $15,000 (net of taxes) for legal services incurred by Mr. Beale.

In December 2016, the Compensation Committee approved a financial planning allowance program for the CEO role up to a $10,000 (net of taxes) annual limit. No reimbursements were paid under the program in 2016.

Other Benefits and Agreements

All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long-term disability plans, and life insurance. All members of the Executive Group are also eligible to participate in the Employee Stock Ownership Plan sponsored by the Company.

In addition, the Company has a 401(k) profit sharing plan. All members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest pro-ratably. Prior to 2016, the Company’s discretionary matching contributions fully vested after each plan participant completed five years of service. Beginning January 1, 2016, the Company’s discretionary matching contributions will vest at 100% upon two years of service and unvested balances as of January 1, 2016 will vest according to the new two-year vesting schedule.

The Company and certain members of the Executive Group are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

The Company has entered into BOLI agreements with certain NEOs on four occasions, in 2000, 2005, 2013 and 2015, all of which are still in effect. The following table outlines the respective death benefit for each such executive’s designated beneficiary or estate.

Name	2000	2005	2013	2015
G. William Beale	3x annual compensation	$100,000	$100,000	$100,000
Robert M. Gorman	n/a	n/a	$100,000	$100,000
John C. Asbury	n/a	n/a	n/a	n/a
D. Anthony Peay	3x annual compensation	$100,000	$100,000	n/a
M. Dean Brown	n/a	n/a	n/a	n/a

Executive Compensation in 2017

In October 2016, the Compensation Committee began an executive compensation review with data and analyses provided by Pearl Meyer, its independent compensation consultant. The purpose of the review was to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2017. The review indicated that overall targeted total direct compensation for the Company’s executives is competitive and slightly above market median, but actual annual compensation trails the market:

Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	102%
Actual Total Cash Compensation	92%
Target Total Cash Compensation	103%
Target Total Direct Compensation	101%

In February 2017, the Compensation Committee met and approved new base salaries for the NEOs. The new NEO base salaries were approved by the Board of Directors on February 23, 2017 as follows:

Name	2017 Base Salary	2017 % Increase
G. William Beale	$725,000	0%
Robert M. Gorman	$374,073	3%
John C. Asbury	$650,000	0%
D. Anthony Peay	$379,802	3%
M. Dean Brown	$332,072	3%

The Compensation Committee made no changes to the respective short-term or long-term incentive opportunity targets of the NEOs.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted by the members of the Compensation Committee,

Ronald L. Tillett, Chairman
Glen C. Combs
Linda V. Schreiner
Charles W. Steger

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the NEOs.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation (MIP)(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
G. William Beale(5) President and Chief Executive Officer, Union Bankshares Corporation	2016	717,337	—	489,994	—	651,007	2,156	102,259	1,962,753
	2015	679,021	—	339,499	—	253,730	4,403	109,253	1,385,906
	2014	679,021	—	339,493	—	120,094	—	79,922	1,218,530
Robert M. Gorman EVP/Chief Financial Officer, Union Bankshares Corporation	2016	361,415	—	181,593	—	219,622	—	29,370	792,000
	2015	351,167	—	291,018	—	109,653	—	31,353	783,191
	2014	344,000	—	137,578	—	79,289	—	24,312	585,179
John C. Asbury(6) President, Union Bankshares Corporation/ President and Chief Executive Officer, Union Bank & Trust	2016	164,962	300,000	1,049,990	—	—	—	22,110	1,537,062
	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—
D. Anthony Peay EVP, Union Bankshares Corporation/Chief Banking Officer, Union Bank & Trust	2016	366,950	—	165,940	—	203,650	—	42,489	779,029
	2015	348,997	—	374,648	—	110,562	—	44,070	878,277
	2014	303,983	—	121,594	—	49,727	—	30,078	505,382
M. Dean Brown(6) EVP/Chief Information Officer & Head of Operations, Union Bankshares Corporation	2016	320,333	—	145,085	—	182,377	—	207,313	855,108
	2015	259,625	—	309,072	—	97,922	—	40,538	707,157
	2014	—	—	—	—	—	—	—	—

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Stock awards consist of both restricted and performance-based awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. Restricted awards vest over periods ranging from one to four years. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2016 Form 10-K note 14 “Employee Benefits and Share Based Compensation” of the notes to the consolidated financial statements.
(2)	Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Board of Directors. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board of Directors for approval.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided in a separate table below.
(5)	$94,210 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Asbury joined the Company on October 1, 2016 and Mr. Brown joined the Company on February 27, 2015.

2016 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends on Restricted Stock Awards(1) ($)	Other Plan Payments(2) ($)	BOLI Income ($)	Other Benefits(3) ($)	Total ($)
G. William Beale	21,446	9,254	20,741	10,295	8,728	31,795	102,259
Robert M. Gorman	—	10,600	13,544	4,995	231	—	29,370
John C. Asbury	—	—	3,023	—	—	19,087	22,110
D. Anthony Peay	—	10,600	14,655	10,295	1,618	5,322	42,489
M. Dean Brown	—	10,600	11,443	—	—	185,270	207,313

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	Represents a bonus available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided is available to all eligible employees who were employed at that time and who continue to be employed by the Company or its subsidiaries. The bonus is currently determined as 2% of base salary or commissions for only those employees. Also included in this amount are contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals.
(3)	Represents private and country club membership dues, use of Company-owned car and car allowances, and use of a Company-leased apartment. For Mr. Asbury and Mr. Brown this column includes relocation benefits paid to them in 2016. For Mr. Beale this column includes amounts paid for legal services in relation to the transition agreement.

Stock Option Grants and Stock Awards in 2016

The Grants of Plan-Based Awards in 2016 table and the Outstanding Equity Awards at Fiscal Year End 2016 table provide information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards. The awards made to each NEO are also included in the Summary Compensation Table and represent a portion of the long term incentive compensation available to the executive for the period January 2016 through December 2018.

The following table provides information with regard to the stock awards granted during 2016 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2016 for the NEOs.

GRANTS OF PLAN-BASED AWARDS IN 2016

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option and Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. William Beale	N/A	N/A	50,750	507,500	761,250	—	—	—	—	—	—	—
	2/25/2016	2/25/2016	—	—	—	—	—	—	10,831	—	—	244,997
	2/25/2016	2/25/2016	—	—	—	1,083	10,831	21,662	—	—	—	244,997
Robert M. Gorman	N/A	N/A	18,159	181,589	272,384	—	—	—	—	—	—	—
	2/25/2016	2/25/2016	—	—	—	—	—	—	4,014	—	—	90,797
	2/25/2016	2/25/2016	—	—	—	401	4,014	8,028	—	—	—	90,797
John C. Asbury	11/1/2016	8/11/2016	—	—	—	—	—	—	15,113	—	—	419,990
	11/1/2016	8/11/2016	—	—	—	2,267	22,670	45,340	—	—	—	629,999
D. Anthony Peay	N/A	N/A	16,593	165,933	248,900	—	—	—	—	—	—	—
	2/25/2016	2/25/2016	—	—	—	—	—	—	3,668	—	—	82,970
	2/25/2016	2/25/2016	—	—	—	367	3,668	7,336	—	—	—	82,970
M. Dean Brown	N/A	N/A	14,508	145,080	217,620	—	—	—	—	—	—	—
	2/25/2016	2/25/2016	—	—	—	321	3,207	6,414	—	—	—	72,542
	2/25/2016	2/25/2016	—	—	—	—	—	—	3,207	—	—	72,542

(1)	Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2016 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations.
(2)	Reflects performance-based stock unit awards. The awards vest based on the achievement of TSR compared to companies comprising the KBW Regional Banking Index at the end of the performance period. The performance period began January 1, 2016, and continues through December 31, 2018. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards. Any stock units earned will be paid during the first 2½ months of 2019.
(3)	Reflects time-based restricted stock awards.
(4)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for both the restricted and performance-based awards was based on the per share closing price of the Company’s common stock on the grant date. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Restricted awards have vesting periods between one and four years from the date of grant. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2016 Form 10-K notes to the consolidated financial statements on “Employee Benefits and Share Based Compensation”.

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at December 31, 2016 for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
G. William Beale	4/26/2011	24,682	—	—	12.11	4/26/2021	—	—	—	—
	2/23/2012	19,910	4,977	—	14.40	2/23/2022	—	—	—	—
	2/28/2013	—	—	—	—	—	3,307	118,192	—	—
	2/27/2014	—	—	—	—	—	6,712	239,887	—	—
	2/26/2015	—	—	—	—	—	7,716	275,770	—	—
	2/25/2016	—	—	—	—	—	10,831	387,100	—	—
	1/1/2014 – 12/31/2016	—	—	—	—	—	—	—	6,712	239,887
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	7,783	278,164
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	10,831	387,100
Robert M. Gorman	2/1/2013	—	—	—	—	—	1,131	40,422	—	—
	2/28/2013	—	—	—	—	—	1,405	50,215	—	—
	2/27/2014	—	—	—	—	—	2,720	97,213	—	—
	2/26/2015	—	—	—	—	—	3,205	114,547	—	—
	12/10/2015	—	—	—	—	—	4,318	154,325	—	—
	2/25/2016	—	—	—	—	—	4,014	143,460	—	—
	1/1/2014 – 12/31/2016	—	—	—	—	—	—	—	2,720	97,213
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	3,233	115,547
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	4,014	143,460
John C. Asbury	11/1/2016	—	—	—	—	—	15,113	540,139	—	—
	11/1/2016 – 10/31/2019	—	—	—	—	—	—	—	22,670	810,226
D. Anthony Peay	4/28/2010	8,535	—	—	16.45	4/28/2020	—	—	—	—
	4/26/2011	2,220	—	—	12.11	4/26/2021	—	—	—	—
	2/23/2012	9,107	2,276	—	14.40	2/23/2022	—	—	—	—
	2/28/2013	—	—	—	—	—	1,513	54,075	—	—
	2/27/2014	—	—	—	—	—	2,404	85,919	—	—
	2/26/2015	—	—	—	—	—	2,833	101,251	—	—
	7/31/2015	—	—	—	—	—	4,558	162,903	—	—
	12/10/2015	—	—	—	—	—	3,839	137,206	—	—
	2/25/2016	—	—	—	—	—	3,668	131,094	—	—
	1/1/2014 – 12/31/2016	—	—	—	—	—	—	—	2,404	85,919
	1/1/2015 – 12/31/2017	—	—	—	—	—	—	—	2,857	102,109
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	3,668	131,094
M. Dean Brown	3/27/2015	—	—	—	—	—	4,000	142,960	—	—
	12/10/2015	—	—	—	—	—	6,333	226,341	—	—
	2/25/2016	—	—	—	—	—	3,207	114,618	—	—
	1/1/2016 – 12/31/2018	—	—	—	—	—	—	—	3,207	114,618

(1)	Each of the incentive stock option awards vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of such agreement.
(2)	This column represents restricted stock awards. Restricted awards vest over one to four years from date of grant.
(3)	This column represents performance share unit awards. The performance-based shares received by an NEO are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a three-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for such three-year periods.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 30, 2016 ($35.74).

Stock Option Exercises and Stock Vested in 2016

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. William Beale	18,400	354,935	3,308	76,282	—	—
Robert M. Gorman	—	—	3,976	109,870	—	—
John C. Asbury	—	—	—	—	—	—
D. Anthony Peay	—	—	3,033	75,687	—	—
M. Dean Brown	—	—	2,112	75,736	—	—

The value realized upon exercise, as set forth in the above table, was determined as the difference between the market price of the Company’s common stock at the time of exercise and the exercise price of the stock options multiplied by the number of shares acquired on exercise. Mr. Beale’s value realized upon exercise was determined using a market price of $35.74 on an exercise price of $16.45.

Deferred Compensation Plans

In 1985, the then Union Bank and Trust Company, a predecessor of Union Bank & Trust, the Company’s wholly owned bank subsidiary, offered its directors the option to participate in a deferred supplemental compensation program. Certain directors entered into agreements with Union Bank and Trust Company to participate in this program. To participate in the program, a director must have elected to forego the director’s fees that would otherwise have been payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank & Trust, a substantial portion of the benefits payable under the agreements is funded by key person life insurance owned by the Bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter the Bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied toward the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the Bank’s Board of Directors and was the Bank’s President; subsequently, the Bank has paid the premium necessary to continue the subject life insurance policy in effect. While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Each supplemental compensation agreement provides that the director will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, the Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for the Bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. On October 20, 2014, Mr. Beale’s agreement was amended to allow him to defer commencement of his distributions, subject to the requirements of Section 409A. The Company’s other participating directors receive or will receive from the Bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,368; and Mr. Hansen, $22,299. As of December 31, 2016, the Company had accrued approximately $5.2 million to cover its obligations under all of the supplemental compensation agreements with current and former directors and executive officers who participate in the director deferred compensation plan.

The Company also offers a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which executives and directors may elect annually to defer compensation paid to them by the Company. Mr. Beale has elected to participate in this nonqualified deferred compensation plan.

The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

The following table summarizes the nonqualified deferred compensation for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION FOR 2016

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
G. William Beale	94,210	—	175,346	—	1,283,930
Robert M. Gorman	—	—	—	—	—
John C. Asbury	—	—	—	—	—
D. Anthony Peay	—	—	—	—	—
M. Dean Brown	—	—	—	—	—

(1)	These amounts are included as 2016 All Other Compensation and 2015 Non-equity Incentive Plan Compensation for each NEO in the Summary Compensation Table.
(2)	Of the amounts disclosed in this column, the following amounts were previously reported as compensation to the NEO in a Summary Compensation Table prior to 2016: Beale — $712,598.

Retirement Plans

The Company does not participate in a defined benefit retirement plan; however, the Company does have a defined contribution plan for all eligible employees, including the members of the Executive Group. This plan is known formally as the Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group currently participate in the 401(k) Plan. Each NEO participant is fully vested in his own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after two years.

In addition, as stated previously, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. The following table provides information relating to Mr. Beale’s entitlement to the supplemental compensation, including the present value of the accumulated benefit for him. No other NEO participates in a pension plan or similar plan that is tied to a retirement age.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. William Beale	Deferred Supplemental Compensation Program	27	173,663	—

Mr. Beale has been credited with 27 years of service and having reached his Normal Retirement Age in 2014 is eligible to receive benefits; however, as stated above, Mr. Beale has elected to defer receipt of his benefit, subject to the requirements of Section 409A. Age 67 has been used for purposes of calculating the present value of accumulated benefit.

Post-employment Compensation

As discussed in the Compensation Discussion and Analysis above, Messrs. Beale, Gorman, Asbury, Peay, and Brown have each entered into an employment agreement and/or a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. In addition, Mr. Brown is eligible to receive benefits under the Executive Severance Plan should his employment be terminated involuntarily under a non-change in control scenario. The following table provides the estimated potential payments that would be due to each of the executives under certain termination scenarios, if termination had occurred as of December 31, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits(1)
G. William Beale	Post-Termination Compensation	$2,101,007	$4,765,268	$362,500	$—
	Early vesting of Restricted Stock	1,020,949	1,020,949	1,020,949	1,020,949
	Health care benefits continuation	25,711	43,580	—	11,794
	Early vesting of Performance Stock	554,363	554,363	554,363	554,363
	Early vesting of Stock Options	106,209	106,209	106,209	106,209
	Tax Gross-up	—	3,627,229	—	—
	Total Value	$3,808,239	$10,117,598	$2,044,021	$1,693,315
Robert M. Gorman	Post-Termination Compensation	$945,978	$1,385,222	$181,589	$—
	Early vesting of Restricted Stock	—	412,332	600,182	600,182
	Health care benefits continuation	17,537	37,916	—	17,537
	Early vesting of Performance Stock	—	259,008	222,065	222,065
	Early vesting of Stock Options	—	—	—	—
	Tax Gross-up	—	—	—	—
	Total Value	$963,515	$2,094,478	$1,003,836	$839,784
John C. Asbury	Post-Termination Compensation	$1,300,000	$1,300,000	$325,000	$—
	Early vesting of Restricted Stock	—	540,139	540,139	540,139
	Health care benefits continuation	13,512	13,512	—	14,229
	Early vesting of Performance Stock	—	810,226	45,013	45,013
	Early vesting of Stock Options	—	—	—	—
	Tax Gross-up	—	—	—	—
	Total Value	$1,313,512	$2,663,877	$910,152	$599,381
D. Anthony Peay	Post-Termination Compensation	$941,130	$1,348,430	$184,370	$—
	Early vesting of Restricted Stock	—	532,455	672,448	672448
	Health care benefits continuation	26,629	29,972	—	12616
	Early vesting of Performance Stock	—	233,204	197,690	197690
	Early vesting of Stock Options	—	48,570	—	—
	Tax Gross-up	—	1,127,537	—	—
	Total Value	$967,759	$3,320,168	$1,054,508	$882,754
M. Dean Brown	Post-Termination Compensation	$322,400	$1,191,931	$—	$—
	Early vesting of Restricted Stock	340,960	483,920	483,920	483,920
	Health care benefits continuation	6,756	37,782	—	—
	Early vesting of Performance Stock	38,206	114,618	38,206	38,206
	Early vesting of Stock Options	—	—	—	—
	Tax Gross-up	—	—	—	—
	Total Value	$708,322	$1,828,251	$522,126	$522,126

(1)	In addition to the amounts shown, each of the NEOs would be eligible upon disability to receive a maximum annual long-term disability benefit of $180,000 under the Union Bankshares Corporation Long Term Disability Plan.

DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors and executive officers has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on his competence and integrity to serve as a director or executive officer, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

The charter of the Company’s Audit Committee requires that the Audit Committee approve all transactions between the Company or any of its affiliates involving a director or executive officer for any potential conflict of interest. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Company’s wholly owned bank subsidiary, Union Bank & Trust, its mortgage subsidiary, Union Mortgage Group, Inc. or its registered investment adviser, Old Dominion Capital Management, Inc. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2016 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Union Bank & Trust to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of greater than 10% of the Company’s common stock are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, these insiders of the Company complied with all SEC filing requirements during 2016, except for Messrs. Hansen, Myers and Slaughter, who each reported one transaction late on a Form 4 in connection with stock awards received for service as a director of Union Mortgage Group, Inc.; Messrs. Beale and Brown, David Bilko and Elizabeth Bentley, each of whom reported one transaction late on a Form 4 in connection with withholdings to cover tax obligations; Mr. Peay and Loreen LaGatta, each of whom reported two transactions late on a Form 4 in connection with withholdings to cover tax obligations; and Mr. Gorman, who reported three transactions late on a Form 4 in connection with withholdings to cover tax obligations.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2018 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 21, 2017. To be considered for presentation at the 2018 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s Bylaws and must be received by the Company on or before February 19, 2018. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You may notify the Company by sending a written request to the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

Annual Report to Shareholders.  The Company’s 2016 Annual Report to Shareholders, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2016 Annual Report to Shareholders are available at: http://www.edocumentview.com/UBSH. You may also obtain a copy of the Company’s 2016 Annual Report to Shareholders, without charge, by sending a written request to: Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The Company will provide copies of the exhibits to the Annual Report on Form 10-K for the year ended December 31, 2016 upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary.

DIRECTIONS TO THE WESTIN RICHMOND
6631 West Broad Street
Richmond, Virginia 23230

From the East (Richmond Airport, Williamsburg, Virginia Beach, Etc.)

•	Take I-64 West to I-95 North.
•	Exit #79 to Charlottesville/I-64 W.
•	Exit Broad Street East (Exit 183b).
•	Turn Right At The First Traffic Light To The Hotel Entrance.

From The North (Washington, D.C., New York, Pennsylvania, Boston, Etc.)

•	Take I-95 South To I-64 West (Exit 79).
•	Do Not Take the Interstate 295 Bypass.
•	Exit Broad Street East (Exit 183b).
•	Turn Right at the First Traffic Light to the Hotel Entrance.

From The South (North Carolina, South Carolina, Florida, Etc.)

•	Take I-95 North to I-64 West (Exit 79).
•	Do Not Take the Interstate 295 Bypass.
•	Exit Broad Street East (Exit 183b).
•	Turn Right at the First Traffic Light to the Hotel Entrance.

From The West (West Virginia, Charlottesville, Etc.)

•	Follow I-64 East.
•	Take the Broad Street East Exit.
•	Turn Right at the First Traffic Light to the Hotel Entrance.

UNION

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Union Bankshares Corporation (the "Company") recommends a vote FOR all nominees listed in Proposals 1 and 2, FOR Proposals 3 and 4, and for a 1 Year frequency on Proposal 5. The proposals are as follows:

	For	Withhold		For	Withhold		For	Withhold
01 - G. William Beale	☐	☐	02 - Gregory L. Fisher	☐	☐	03 - Patrick J. McCann	☐	☐
04 - Alan W. Myers	☐	☐	05 - Linda V. Schreiner	☐	☐	06 - Raymond D. Smoot, Jr.	☐	☐

	For	Withhold
01 - John C. Asbury	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

1 P C F

02IV0E

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
Shareholders of Union Bankshares Corporation

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Union Bankshares Corporation

+

Annual Meeting of Shareholders to be held May 2, 2017

This Proxy is solicited by the Board of Directors of Union Bankshares Corporation.

John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on May 2, 2017 or at any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and 2, FOR Proposals 3 and 4, and for a 1 Year frequency on Proposal 5.

The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2017.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

+

UNION

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting ESOP Voting Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Union Bankshares Corporation (the "Company") recommends a vote FOR all nominees listed in Proposals 1 and 2, FOR Proposals 3 and 4, and for a 1 Year frequency on Proposal 5. The proposals are as follows:

+

	For	Withhold		For	Withhold		For	Withhold
01 - G. William Beale	☐	☐	02 - Gregory L. Fisher	☐	☐	03 - Patrick J. McCann	☐	☐
04 - Alan W. Myers	☐	☐	05 - Linda V. Schreiner	☐	☐	06 - Raymond D. Smoot, Jr.	☐	☐

	For	Withhold
01 - John C. Asbury	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.

1 P C F

+

02IV3E

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
Shareholders of Union Bankshares Corporation

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Annual Meeting ESOP Voting Card and Vote Authorization

Annual Meeting of Shareholders to be held May 2, 2017

This Proxy is solicited by the Board of Directors of Union Bankshares Corporation.

John C. Asbury and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on May 2, 2017 or at any postponements or adjournments thereof.

Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and 2, FOR Proposals 3 and 4, and for a 1 Year frequency on Proposal 5.

The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side.)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2017.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD.